Exhibit 99.1

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

As previously reported, on March 8, 2023, the Company entered into a Stock Purchase Agreement (the “Mimosa Purchase Agreement”) with Airspan Networks Inc., a Delaware corporation and a direct wholly-owned subsidiary of the Company (“Seller”), Mimosa Networks, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Seller (“Mimosa”), and Radisys Corporation, an Oregon corporation (“Buyer”), pursuant to which Seller will sell all of the issued and outstanding shares of common stock of Mimosa to Buyer for an aggregate purchase price of approximately $60 million in cash (subject to customary adjustments as set forth in the Purchase Agreement) on the terms and subject to the conditions set forth in the Purchase Agreement (the “Mimosa Sale”).

The unaudited pro forma financial information assumes the sale transaction described above was consummated at June 30, 2023, for the unaudited consolidated condensed balance sheet as of June 2023. The unaudited consolidated condensed statements of operations for the six months ended June 30, 2023 and the year ended December 31, 2022, assume the transaction was consummated at the beginning of the earliest period presented (i.e. January 1, 2022), giving full effect to the transaction for the periods presented and $45 million of the cash proceeds used to prepay outstanding debt. The accompanying unaudited pro forma consolidated financial information should be read in conjunction with the Company’s historical financial statements and risk factors included in its filings with the Securities and Exchange Commission.

The accompanying unaudited pro forma financial information was prepared utilizing our historical financial data derived from the interim consolidated financial statements included in our Quarterly Report on Form 10-Q for the period ended June 30, 2023, which was filed with the Securities and Exchange Commission on August 9, 2023 and from the audited consolidated financial statements included in our Annual Report on Form 10-K for the period ended December 31, 2022, which was filed with the Securities and Exchange Commission on March 16, 2023. The pro forma adjustments are described in the notes to the unaudited pro forma financial information and are based upon available information and assumptions that we believe are reasonable.

The unaudited pro forma financial information was derived by adjusting the Company’s historical consolidated financial statements and is based on estimates, available information and certain assumptions that the Company’s management believes are reasonable. The Company’s management believes that the adjustments provide a reasonable basis for presenting the significant effects of the transaction described above. The unaudited pro forma financial information are for illustrative purposes only. The financial results may have been different had the sale actually taken place at the time indicated. You should not rely upon the unaudited consolidated pro forma financial information as being indicative of the historical results that would have been achieved had the transaction occurred at the times indicated or of the future financial position or results the Company will experience.

F-1

AIRSPAN NETWORK HOLDINGS INC.

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS

(In thousands, except for share data)

	Twelve Months Ended December 31, 2022
	Pro Forma
	As Reported	Adjustments	Notes	Pro Forma
Revenues:
Products and software licenses	$148,922	(26,586)	(a)	122,336
Maintenance, warranty and services	18,337	-		18,337
Total revenues	167,259	(26,586)		140,673

Cost of revenues:
Products and software licenses	95,335	(17,260)	(a)	78,075
Maintenance, warranty and services	5,484	-		5,484
Total cost of revenues	100,819	(17,260)		83,559

Gross profit	66,440	(9,326)		57,114

Operating expenses:
Research and development	61,377	(6,644)	(a)	54,733
Sales and marketing	30,587	(2,027)	(a)	28,560
General and administrative	40,070	(1,215)	(a)	38,855
Amortization of intangibles	1,136	(1,136)	(a)	-
Restructuring costs	1,279	(144)	(a)	1,135
Total operating expenses	134,449	(11,166)		123,283

Loss from operations	(68,009)	1,840		(66,169)

Interest (expense) income, net	(20,394)	(384)	(b)(f)	(20,778)
Change in fair value of warrant liability and derivatives, net	7,085	-		7,085
Gain on sale of Mimosa, net	-	31,399	(e)	31,399
Other expense, net	(4,261)	(33)	(a)	(4,294)

Loss before income taxes	(85,579)	32,822		(52,757)

Income tax benefit	197	-		197

Net loss	$(85,382)	32,822		$(52,560)

Loss per share - basic and diluted	$(1.17)			$(0.72)
Weighted average shares outstanding - basic and diluted	72,782,773			72,782,773

F-2

AIRSPAN NETWORK HOLDINGS INC.

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS

(In thousands, except for share data)

	Six Months Ended June 30, 2023
	Pro Forma
	As Reported	Adjustments	Notes	Pro Forma
Revenues:
Products and software licenses	$49,788	(20,668)	(a)	29,120
Maintenance, warranty and services	7,108	-		7,108
Total revenues	56,896	(20,668)		36,228

Cost of revenues:
Products and software licenses	37,292	(16,143)	(a)	21,149
Maintenance, warranty and services	2,524	-		2,524
Total cost of revenues	39,816	(16,143)		23,673

Gross profit	17,080	(4,525)		12,555

Operating expenses:
Research and development	27,607	(3,930)	(a)	23,677
Sales and marketing	10,992	(824)	(a)	10,168
General and administrative	13,411	(607)	(a)	12,804
Amortization of intangibles	189	(189)	(a)	-
Restructuring costs	3,283	1	(a)	3,284
Total operating expenses	55,482	(5,549)		49,933

Loss from operations	(38,402)	1,024		(37,378)

Interest expense, net	(9,687)	2,348	(b)	(7,339)
Loss on extinguishment of debt	(8,281)			(8,281)
Change in fair value of warrant liability and derivatives, net	1,230	-		1,230
Other income, net	408	(12)	(a)	396

Loss before income taxes	(54,732)	3,360		(51,372)

Income tax benefit	236	-		236

Net loss	$(54,496)	3,360		(51,136)

Loss per share - basic and diluted	$(0.73)			(0.69)
Weighted average shares outstanding - basic and diluted	74,528,668			74,528,668

F-3

AIRSPAN NETWORK HOLDINGS INC.

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET

(In thousands, except for share data)

	June 30, 2023	Pro Forma		June 30, 2023
	As Reported	Adjustments	Notes	Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$10,102	10,473	(c)	20,575
Restricted cash	35	-		35
Accounts receivable, net of allowance of $478 and $647 at June 30, 2023 and December 31, 2022, respectively	22,790	-		22,790
Inventory	10,592	-		10,592
Prepaid expenses and other current assets	16,159	-		16,159
Assets held for sale - current	15,352	(15,352)	(d)	-
Total current assets	75,030	(4,879)		70,151
Property, plant and equipment, net	5,686	-		5,686
Right-of-use assets, net	3,711	-		3,711
Other non-current assets	3,059			3,059
Assets held for sale - non-current	20,913	(20,913)	(d)	-
Total assets	$108,399	(25,792)		82,607

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$17,393	-		17,393
Accrued expenses and other current liabilities	31,247	-		31,247
Deferred revenue	1,547	-		1,547
Senior term loan, current portion	4,179			4,179
Subordinated debt	11,396	-		11,396
Current portion of long-term debt	265	-		265
Liabilities held for sale - current	12,015	(12,015)	(d)	-
Total current liabilities	78,042	(12,015)		66,027
Subordinated term loan – related party	43,402			43,402
Senior term loan	59,045	(23,170)	(c)	35,875
Convertible debt	47,749	(16,783)	(c)	30,966
Other long-term liabilities	9,561	-		9,561
Liabilities held for sale - non-current	375	(375)	(d)	-
Total liabilities	238,174	(52,343)		185,831

Commitments and contingencies

Stockholders’ deficit:
Common stock, $0.0001 par value; 250,000,000 shares authorized; 74,582,992 and 74,283,026 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	7	-		7
Additional paid-in capital	775,947	(23,086)	(d)	752,861
Accumulated deficit	(905,729)	49,637	(c)(d)(e)	(856,092)
Total stockholders’ deficit	(129,775)	26,551		(103,224)
Total liabilities and stockholders’ deficit	$108,399	(25,792)		82,607

F-4

NOTES TO UNAUDITED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

The pro forma consolidated condensed balance sheet and statements of operations have been derived from the historical consolidated condensed balance sheet and statements of operations of Airspan Networks Holdings Inc. as adjusted to give effect to the Mimosa Sale. The pro forma consolidated condensed balance sheet gives effect to the sale as if it occurred on June 30, 2023, which is the last day of the Company’s fiscal year 2023 second quarter. The pro forma consolidated condensed statement of operations for six months ended June 30, 2023 and the year ended December 31, 2022 give effect to the sale as if it occurred at the beginning of the earliest period presented (i.e. January 1, 2022).

(a)	These adjustments represent the elimination of the revenues and operating expenses associated with the Mimosa Sale.

(b)	This adjustment relates to the reduction of interest expense related to the assumed $40 million prepayment of debt.

(c)	This adjustment relates to the gross proceeds to be received at closing for the Mimosa Sale of $61 million, less the estimated payment of transaction-related costs of approximately $5 million, and the estimated repayment of $40 million in borrowings under the Company’s existing borrowings under the Fortress agreements, which are net of $4 million of end of term and make whole provision fees.

(d)	These adjustments represent the elimination of the assets and liabilities associated with the Mimosa Sale.

(e)	Adjustment relates to the approximate gain on the Mimosa Sale.

(f)	This adjustment relates to the expected make whole and end of term payments of approximately $4 million due to the prepayment of debt.

F-5